                                                       FIRST UNION NATIONAL BANK
                                                       London Branch
                                                       1 Bishopsgate
                                                       London EC2N 3AB England
                                                       Telephone:  0171 621 1477
                                                       Facsimile:  0171 929 4644
                                                       Telex:  883432



To:      The Directors
         British Trimmings Limited
         PO Box 46
         Coronation Street
         Stockport
         Chesire SK5 7PJ


Dear Sirs,

We are pleased to advise you that First Union National Bank, London Branch (the "Bank") is prepared to offer British Trimmings Limited (Company No. 2150914)(the "Borrower") an overdraft facility and a documentary credit facility (together the "Facilities" and each a "Facility") on the following terms and conditions.


1.       General Conditions

1.1 The Bank's General Conditions from time to time shall apply to the Facilities.

2.       Amount

2.1 The amount outstanding at any time under the overdraft facility ("Facility A") shall not exceed L.600,000 (six hundred thousand pounds).

2.2 The amount outstanding under the documentary credit facility ("Facility B") shall not exceed L.200,000 (two hundred thousand pounds). If any drawings under facility B are made under letters of credit opened under Facility B or other amounts outstanding are denominated in US dollars, the same shall be converted into Sterling according to the spot rate of exchange for the same from time to time of the Bank.

3.       Purpose

3.1 The Facilities are being made available to finance the general corporate purposes of the Borrower and for such other purposes as the Bank and the Borrower may from time to time agree.

4.       Availability and Term

4.1 Facility A is available by way of an overdraft on the Borrower's current account with the Bank and may be drawn in the case of Facility A by way of cash advances and/or such other credit facilities which the Bank may in it's discretion provide (subject to the provision of such receipts, invoices or other evidence of the purposes of any drawing as the Bank may from time to time require.) Facility B may be drawn by way of letters of credit having a validity period of up to 90 days and/or such other credit facilities which the Bank in its discretion provide (subject to the provision of such receipts, invoices or other evidence of the purpose of any drawing as the Bank may from time to time require). Subject to paragraph 4.2 below the Facilities will be reviewed on each anniversary of the date of this Letter (each a "Termination Date") and unless t he Borrower is notified in writing to the contrary prior to each Termination Date the Facilities will expire on such Termination Date.

4.2 Whilst it is the Bank's present intention that the Facilities should remain available to the Borrower until the Termination Date notwithstanding any other provision of the Letter Bank nonetheless reserves the right to reduce or terminate the Facilities and make demand for all or any part of the sums outstanding hereunder at any time by written notice to the Borrower in the event that the Bank considers this necessary to protect the interests of the Bank.

4.3 On expiry or termination of the Facilities all amounts then outstanding under the Facilities, together with accrued interest and any other sums for which the Borrower is liable under the Facilities, will be immediately due and payable without further notice of demand.

5.       Interest

5.1 Interest will accrue and be calculated in respect of the amount from time to time drawn under Facility A from day today, at a rate equal to the Bank's base rate (or, until such time as the Bank establishes a base rate, the base rate of Midland Bank plc) from time to time plus 1.25% per annum, with a minimum rate of 6% per annum. Interest so calculated will be payable both before and after judgement monthly in arrear and will be debited tot he Borrower's current account with the Bank and compounded on the Bank's usual monthly charging days. Any sum payable hereunder which is not paid when due shall be subject to default interest until the same is paid in full at a rate equal to the aggregate of the foregoing rate plus 2% per annum. Interest on any indebtedness from time to time in excess of either Facility will be charged at the Bank's unauthorized borrowing rate. The Bank is not obligated to allow (or to continue to allow) any such excess borrowing.

6.       Payments

6.1 Sums payable by the Borrower under the Facilities shall be made to the Bank at it's branch at the address stated at the head of the Letter (or at such other office as the Bank may notify to the Borrower) in cleared Sterling funds (or, in the case of any outstandings under Facility B denominated in US dollars, in immediately available US dollars) in full, free of and without any withholding or deduction for any and all present or future taxes, duties, levies, fees or other charges and without any set-off or counter-claim whatsoever. If any such withholding or deduction has to be made by law from any such payment the Borrower will pay to the Bank an increased amount so that after any withholding or deduction the Bank receives a net amount equal to the amount which it would have received and retained had no such withholding or deduction been made.

7.       Conditions Precedent

7.1 The Facility will not be available for drawing until the Bank has received the following documents each in form and substance satisfactory to it:-


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

         (i) the enclosed copy of this Letter with the endorsement thereon duly signed on behalf of the Borrower;

         (ii) copies, each certified to be true, complete and up-to-date copies, of the Certificate of Incorporation and Memorandum and Articles of Association of the Borrower and of a resolution of the Borrower's board of directors authorizing acceptance, execution, delivery and performance of this Letter, the Counter Indemnity and the General Conditions and mandate referred to in sub-paragraph (iii) below;

         (iii) the Counter Indemnity, the General Conditions and the Bank's form of mandate including specimen signatures, duly completed;

         (iv)     the latest audited annual accounts of the Borrower;

         (v) and any other documents or information which the Bank shall have notified to the Borrower in writing prior to the expiration of the period referred to in Paragraph 16.1.

8.       Arrangement Fee and Costs

8.1 The Borrower shall pay to the Bank on the date a letter of credit is opened charges as laid out in the attached schedule.

8.2 The Borrower shall indemnify the Bank on demand against any fees, costs, charges, commission, expenses or interests charges incurred or suffered by the Bank in connection with the negotiation of any letter of credit or the discharging of any amount payable under any letter of credit.

8.3 The Borrower will pay to the Bank on demand the amount of all translation, authentication, advising, confirming and other charges and expenses incurred by the Bank under or pursuant to this Letter or as a result of opening any letter of credit.

8.4 All costs, charges and expenses reasonably and properly incurred or suffered by the Bank, including legal costs, arising at any time in connection with the Facilities or with any security or guarantee in respect of all or any of the Borrower's obligations in connection with the Facilities, are payable by the Borrower on demand on a full indemnity basis.

9.       Further Assurance

9.1 The Borrower undertakes to perform, execute and deliver such further acts and documents as the Bank may require to implement the purposes of and perfect this Letter and/or any of the transactions contemplated hereby or thereby.

10.      Applicable Law

10.1 The law applicable to this Letter shall be the law of England and Wales.

11.      Successors

11.1 This Letter shall ensure to the benefit of the Bank and its successors and assigns form time to time including without limitation any entity with which the Bank may merge or amalgamate or by which it may be absorbed or to which it may transfer all or any part of its undertaking or assets, and any change in the Bank's constitution or any such merger, amalgamation, absorption or

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

         transfer will not prejudice or affect its rights hereunder in any respect. The Borrower may not assign or transfer any of its rights, benefits or obligations under this Letter.

12.      Severance

12.1 If at any time any provision hereof is or becomes invalid, illegal or unenforceable in any respect under any law of any jurisdiction, the validity, the legality and enforceability of the remaining provisions hereof and the validity, legality and enforceability of such provisions under the law of other jurisdictions shall not in any way be affected or impaired thereby.

13.      Non-Waiver

13.1 No failure by the Bank to exercise and no delay by the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or any exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

14.      Demand or Notice

14.1 Any demand or notice on the Borrower hereunder shall be made as specified in the General Conditions.

15.      Information

15.1 The Borrower shall provide to the Bank such financial and/or other information as the Bank may from time to time reasonably require.

16.      Period and Offer

16.1 Please confirm your acceptance of the terms and conditions of the Facility by signing the acceptance on the enclosed duplicate of this Letter and returning it to the Bank together with the documents referred to in Paragraphs 7.1 above within 21 days of the date of this Letter. If this offer is not so accepted within that period, it will lapse.



Yours faithfully,



For and on behalf of
FIRST UNION NATIONAL BANK
LONDON BRANCH


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


In accordance with the Resolution of it's Board of Directors, the Company hereby accepts the terms and conditions set out in the Facility Letter dated today's date of which this is a true copy.




Signed by
C.V. BALAKRISHNAN
(Director)
For and on behalf of
British Trimmings Limited


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


                                                       FIRST UNION NATIONAL BANK
                                                       London Branch
                                                       3 Bishopsgate
                                                       London EC2N 3AB England
                                                       Telephone:  0171 621 1477
                                                       Facsimile:  0171 929 4644
                                                       Telex:  883432



To:      British Trimmings Limited,
         Attn. Chris Kirrane,
         PO Box 46,
         Coronation Street,
         Stockport,
         Cheshire SK5 7PJ.


By Fax: 0161 480 5830

9th December, 1997.


Dear Chris,

In reply to your fax of yesterday, please find below the revised schedule for our charges regarding Letters of Credit.


--------------------------------------------------------------------------------
Charges per L.100.00 up to 180 days                       L.0.60
--------------------------------------------------------------------------------
Amendments                                                L.40.00
--------------------------------------------------------------------------------
Additional Shipment Charges                              No Charge
--------------------------------------------------------------------------------
Telex Charges per L/C                                     L.10.00
--------------------------------------------------------------------------------
Additional Payments under L/C                      No Additional Charges
--------------------------------------------------------------------------------


I believe Claire has spoken with you about your Bacs requirements. May I stress the importance of advising us what your current arrangements are, and what software you have. Obviously in the event of you requiring new software the sooner we can arrange this the better


Thanks and regards,

Yours sincerely,


/s/ Chris Bolton
Chris Bolton,
Sales Assistant,
International Corporate Banking.

                               GENERAL CONDITIONS


To: First Union National Bank, London Branch
1 Bishopsgate
London EC2N 3AB                                               Date:___________


This document governs the relationship between First Union National Bank, acting through its London Branch, and its customers, and may only be varied by written agreement between the Bank and the Customer and pursuant to clause 33.02 hereof.

In these Conditions:

"Bank" means First Union National Bank, London Branch
1 Bishopsgate
London EC2N 3AB
facsimile: 0171 929 4644

"Customer" means
name: British Trimmings Limited (Company No. 2150914) address: PO Box 46, Coronation Street, Stockport, Chesire SK5 7PJ
facsimile:

"Associate Bank" means any bank or corporation which is wholly owned by the ultimate corporation of the Bank.

"Authorized Signatory" shall have the meaning provided in Clause 1.

"Bank Document" means each agreement, letter or other document governing the terms of the banking relationship between the Bank and Customer, including, without limitation, these General Conditions, any mandate letter provided to the Bank as referred to in Clause 1 of these General Conditions, any facility letter, debenture or other security document in favor of the Bank, guarantee and/or counter-indemnity.

In these General Conditions where the context permits:-

The singular shall include the plural and vice versa, the masculine shall include the feminine gender and reference s to persons include corporations and unincorporated bodies.

The headings are inserted for convenience only and shall have no effect on the interpretation of these General Conditions.

In consideration of the Bank opening an account or from time to time granting or continuing to make available credit or other banking facilities and accommodation and/or performing banking services for the Customer, the Customer agrees that it shall be bound by the following conditions:-


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


Q.       OPERATION OF ACCOUNTS

1.       Mandates/Authorized Signatories

The Customer shall provide the Bank with a mandate letter in the Bank's standard form containing specimen signatures of all persons authorized to operate the Customer's accounts (each such person being referred to herein as an "Authorized Signatory"). Until written notice of revocation of a person's authority is received by the Bank, the Bank shall be entitled to act upon documents bearing or purporting to bear the signature of an Authorized Signatory and shall be entitled to act upon all instructions received or purported to be received from an Authorized Signatory in accordance with Clause 4.

2.       Repayment

The Customer shall pay to the Bank on demand the aggregate of all amounts whether principal, interest or otherwise which may from time to time or at any time be or become due and owing actually or contingently from the Customer to the Bank under any agreement, account or arrangement whatsoever whether as principal debtor or surety or in any other manner or capacity whatsoever and whether alone or jointly with any other person including all costs, disbursements and expenses incurred by the Bank in relation to the recovery or attempted recovery of any amounts owing to the Bank or liabilities incurred by the Customer.

3.       Cheques

3.01 Cheques must be written only on forms supplied by the Bank and the forms may only be used for the account for which they are issued. The customer undertakes to keep the cheque forms in a safe place and bear any and all consequences arising from their loss regardless of fault on its part. The Bank must be informed as soon as possible of the loss or theft of cheque forms, including an indication of the number of cheque forms involved.

3.02 No cheques will be paid unless the Customer has sufficient cleared funds in the account on which the cheque is drawn to enable the cheque to be paid unless the funds are to be drawn within the limits of the overdraft facility which has been agreed in writing between the Customer and the Bank.

3.03 Alterations to cheques must be countersigned by the Customer with the Customer's full signature. The Bank reserves the right to return cheques if alterations are not countersigned in this manner. The Customer shall bear all consequences and losses arising from a forged or fraudulently altered cheque, or the abuse of cheques and/or receipts and the Bank shall be entitled to maintain debits to the Customer's accounts(s) made as a consequence of a forged or fraudulently altered cheque.

3.04 Any stop payment order given by the Customer must relate to the exact amount to be drawn in respect of the cheque and must include complete and accurate details of the number of the cheque, the name of the payee and the date on which the cheque was drawn and shall only be effective if the cheque has not been paid. The Bank shall only be obliged to comply with a stop payment order if all details provided by the Customer accord strictly with those of the cheque presented. Where a stop payment order has been given the Bank shall not be liable if payment is made through inadvertence or oversight.

3.05 The Bank shall not be obliged to pay any cheque which is presented more that six months after the date of drawing or which is undated.


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

4.       Instructions

4.01 Notwithstanding the terms of any mandate or other agreement or course of dealing between the Bank and the Customer (whether currently in existence or in the future), the Bank may, but is not obliged to, rely upon and act in accordance with any instruction, notice, demand or other communication which may from time to time be, or purport to be, given by telephone, telex, or facsimile message by the Customer or any Authorised Signatory. The Bank may treat such instruction, notice, demand or other communication as fully authorised by and binding upon the Customer without inquiring as to the authority or identity of the person making or purporting to make the same and regardless of the circumstances prevailing at the time of such instruction, notice, demand or other communication and the Bank shall be entitled (but not bound) to take such steps in connection with or in reliance upon such communication as the Bank may in good faith consider appropriate, whether such communication includes instructions to pay money or otherwise to debit or credit any account or relates to the dispositions of any money, securities or documents or countermand any previous instruction given on behalf of the Customer or purports to bind the Customer to any agreement or other arrangement with the Bank or with any other person or to commit the Customer to any other type of transaction or arrangement whatsoever regardless of the nature of the transaction or arrangement or the amount of money involved and notwithstanding any error or misunderstanding or lack of clarity in the terms of such instruction, notice, demand or other communication.

4.02 The Customer specifically empowers the bank to tape record its instructions given by telephone to the Bank and agrees and acknowledges that any such tape recording may, at the discretion of the Bank, be used in court proceedings as evidence as if it were a written document.

5.       Errors in transmission

Damages or losses resulting from the use of postal services, telegraph, telephone, telex or other means of communication or transport, and in particular from loss, delay, misunderstandings, mutilation or duplicate dispatch, shall be borne by the Customer.

6.       Execution of instructions

Complaints by the Customer relating to any failure by the Bank to act upon instructions must be lodged soon as the Customer becomes aware of the circumstances giving rise to complaint provided that the Bank shall have no liability in respect of such failure unless the Customer has given notice of such complaint to the Bank in writing by no later than 28 days after the date of the transaction or event in respect of which the Customer wishes to raise such complaint.

7.       Liability

7.01 The Bank's liability, if any, in regard to damages with respect to electronic funds transfers will be limited to an amount equal to interest on the funds for each day the error or delay remains uncorrected at the applicable London Interbank Offered Rate ("LIBOR"). The Bank may at its sole discretion substitute in lieu of interest an "as of" adjustment method of compensation (i.e. recompute the Customer's balances for account analysis purposes as if the error or delay had not occurred). If the Bank is unable to recover all or any part of erroneously transferred funds from a transferee who has no claim to them, the Bank's liability will not exceed the amount of funds which the Bank is unable to recover plus interest as aforesaid. The Bank shall be subrogated to all rights of the Customer against third parties and to any rights of a transferee against the Customer in connection with any claim. In no event shall the Bank be liable regardless of whether any claim is based on contract or tort, for any consequential, special or indirect losses or damages the Customer may incur or suffer under any agreement with the Bank, whether or not the likelihood or possibility of such losses or damages was known to the Bank in advance.

7.02 The Bank shall not be responsible for any loss or damage resulting from acts of God, war, riots, strikes, civil or industrial disturbance, malfunctions of equipment or other causes beyond the Bank's control.

8.       Accounts

8.01 Statements of account shall be issued on written application or by arrangement with the Bank. Failure by the Customer to object to a statement of account within thirty days after receipt thereof shall be deemed approval of all entries contained therein and in the absence of any such objections the statement of account shall be final and binding on the Customer. This means that if the Customer fails to object to an entry in his statement of account within this time limit and such entry is found to be incorrect, the Customer will not be entitled to challenge the entry or to require it to be corrected by the Bank.

8.02 Accounts shall be balanced at such intervals as the Bank may advise the Customer. The Customer's account shall be debited with any interest or other charges due to the Bank without demand or notice to the Customer. Any expenses, taxes or other charges shall be borne by the Customer. The Bank reserves the right to alter interest rates or other charges and to advise the Customer thereof by any suitable method. The Customer agrees that default interest (at such rate or rates as the Bank may reasonably determine) may be charged (before as well as after judgement) on any moneys not paid by the Customer, on demand, or when otherwise due, and interest shall continue to be charged as aforesaid, notwithstanding the termination of the relationship between the Bank and the Customer, until all sums owing have been paid or repaid in full.

8.03 Any certificate signed by a duly authorized officer of the Bank stating the balance of an account or the amount owing by the Customer to the Bank shall, in the absence of manifest arithmetical error, be conclusive evidence of the balance of the account of the amount owing and shall be binding on the Customer.

8.04 If the Customer gives several instructions for payments to be made or liabilities to be incurred, the total amount of which exceeds its credit balance or the facilities granted to it, the Bank shall be entitled to carry out all or any of the instructions at its discretion, in whole or in part, irrespective of the date they bear or the date of their receipt by the Bank.

8.05 In the event that any account of the Customer with the Bank is credited with any amount incorrectly or in error, the Customer shall forthwith notify the Bank as soon as it becomes aware of any such incorrect credit and the Bank shall have the right to debit to such account any amount incorrectly credited.

9.       Indemnity

The Customer shall indemnify the Bank and keep the Bank indemnified in full and hold it harmless against all demands, claims, liabilities, losses, actions, proceedings, costs and expenses (including all legal and other costs, disbursements and expenses) damages or other consequences which the Bank may incur or sustain of whatever nature and howsoever arising out of or in connection with or in relation to opening or closing any account, granting any facilities, giving credit or performing any services for, or following any instructions of the Customer in accordance with Clause 4 and the Customer shall reimburse the Bank upon demand, for any payment, loss or damage which the Bank may make, suffer or sustain by reason or on account thereof and shall upon request appear in and defend at the Customer's own expense any action which may be brought against the Bank in connection therewith.

10.      Foreign Currency

10.01 The Customer is obliged to discharge it's obligations to the Bank in the currencies in which they are denominated, in the manner directed by the Bank and at the places directed by the Bank.

10.02 If any law, regulation or decree prohibits the Customer from discharging its liability and indebtedness to the Bank (or the relevant part thereof) in the currency in which it is denominated or prevents any funds in such currency being remitted to the Bank the Customer shall instead discharge its liability and pay its indebtedness (or the relevant part thereof) by paying to the Bank (at the Bank's option and in the manner directed by the Bank) such other currency as the Bank may direct. The Customer shall pay sufficient amount of such other currency as will enable the Bank to purchase am amount equal to the Customer's liability and indebtedness (or the relevant part thereof) in the currency in which it is denominated calculated at the relevant spot rate of exchange as conclusively determined by the Bank.

10.03 The Customer agrees to indemnify the bank against any loss incurred by it as a result of any judgement or order being given or made for the payment of any amount due to the Bank in respect of the Customer's obligations and liability to it and such judgement or order being expressed in a currency other than that in which the payment was due and as a result of any variation having occurred in rates of exchange between the date on which the currency is converted for the purpose of such judgement or order and the date of actual payment thereof. This indemnity shall constitute a separate and independent liability of the Customer and shall continue in full force and effect notwithstanding any such judgement or order as aforesaid.

10.04 Where the Bank undertakes any transaction in a currency other than pounds sterling for the Customer, the rate of exchange applicable shall be the spot rate conclusively determined by the Bank for purchasing such foreign currency with pounds sterling.

10.05 The Customer shall obtain all necessary approvals for any foreign currency transactions and agrees that performance of the Bank's obligations in respect thereof is at all times subject to compliance in such manner as the Bank may think fit with any exchange control or other restrictions or rules from time to time in force.

11.      Set-off, Combination and consolidation

11.01 The Bank shall have the right and in addition to all rights of set-off, combination, lien or otherwise to which is entitled at law or under any agreement between the Bank and the Customer at any time without demand and without further notice to the Customer, and not withstanding any settlement of account or other matter whatsoever:-

         (a) to combine or consolidate all or any of the existing accounts of the Customer with the Bank (whether matured or unmatured, whether deposit, loan or any nature whatsoever, held in the name of the Customer or in the nature of any other person alone or jointly, and whether subject to notice or not);

         (b) to procure the transfer to the Bank of any amount standing to the credit of any such existing account of the Customer with any other Associate Bank or any other amount held by any other Associate Bank in respect of the liabilities of the Customer to any Associate Bank; and


         (c) to set-off any amount standing to the credit of any such existing accounts of the Customer with the Bank or any amount transferred to the Bank under paragraph (b) above or any amount held by the Bank in respect of the liabilities of the Customer in or towards payment of all moneys which are now or may at any time hereafter become from time to time due or owing by the Customer to the Bank anywhere and at any time in respect of any transaction, dealing or engagement whatsoever (in all cases whether alone or jointly with any other person and in whatever style, name or form and whether as principal or surety.)

11.02 Where such combination, consolidation, set-off or transfer requires the conversion of one currency into another, such conversion shall be calculated at the spot rate as conclusively determined by the Bank for purchasing such currency with the currency in which the relevant amounts are denominated on the date of actual payment.

11.03 The Customer hereby agrees that the Bank may apply any amounts held or received by it hereunder which are not applied in payment of the liabilities and indebtedness of the Customer to the Bank or any Associate Bank under any other agreement, account, arrangement, transaction or engagement whatsoever between the Customer and the Bank and/or Associate Bank and that Associate Bank shall have the right to require payment of any amounts due to it from the Customer from such amounts held by the Bank for the Customer.

11.04 The Customer shall not have any right or claim against the Bank in respect of any loss arising by reason of the exercise of the Bank's rights hereunder including (without limitation) any loss of interest occasioned by any deposit account being terminated without due notice or before the expiry of its term.

12.      Costs

12.01 The Customer shall provide the Bank upon demand with immediately available funds to meet all disbursements and expenses including commission, interest and charges.

12.02 All costs incurred by the Bank in taking from it's professional advisors (including legal advisors) or for any work done by such advisers on instructions with regard to anything or matter arising out of these General Conditions (whether to be done or performed by the Bank or by the Customer) shall be borne by the Customer and the Bank may debit the Customer's account for such costs and expenses without demand or notice. If the Customer fails to pay when due any sum which it may owe, all charges, costs and expenses, including legal costs, incurred or paid by the Bank in exercising any right, power or remedy conferred under these General Conditions or otherwise for the recovery of such sum shall be paid forthwith to the Bank by the Customer.

12.03 The Customer agrees to indemnify the Bank on demand against all costs charges and expenses (including legal fees) incurred by the Bank in connection with the drafting, preparation, negotiation, execution and registration of all mortgages, debentures, charges and other security documents and such other agreements as the Bank may require and of any amendment, variation or extension thereof or the granting of any waiver or consent thereunder and the presentation, enforcement or attempted enforcement of the Bank's rights and powers under any such security document or in respect of any other transaction, dealing or arrangement between the Customer and the Bank.

13.      Continuing Agreement

This is a continuing agreement and all the rights, powers and remedies hereunder shall apply to all the Customer's present, future and contingent obligations and liabilities to the Bank, including those arising under successive transactions which shall either continue existing obligations and liabilities , increase of decrease them or from time to time create new obligations or liabilities after any or all prior obligations and liabilities have been satisfied, and notwithstanding the Customer's death, incapacity, bankruptcy, liquidation or any other event or proceeding affecting the Customer.

14.      Payments - Generally

14.01 Transfers are final when made to the Bank. However, pursuant to the request of the originator, an, if possible, the Bank will attempt to cancel or amend any order. The Bank shall incur no liability if it is unable to cancel or amend any order. The Customer bears all risk of loss due to fluctuations in the rate of exchange where the Customer has requested a refund. No transfer fee shall be refunded. The Customer is responsible for any charges related to the cancellation or amendment of payment orders.

14.02 For same day delivery, payments must be received before the cut-off time for fund transfers on a business day as established by the Bank from time to time.

15.      Payment with no deductions

15.01 The Customer shall make all payments to the Bank in full in the currency in which the liability or indebtedness of the Customer to the Bank is denominated or such other currency as the Bank may from time to time direct, in full in immediately available funds, without any set-off or counterclaim whatsoever, and without deduction or withholding for or on behalf of any present or future taxes, duties or similar charges the Customer shall pay all present or future taxes or similar charges due with respect to such payments which may be imposed by any competent fiscal authority, except taxes on the overall income of the Bank.

15.02 If any deduction or withholding has to be made by law from any such payment, the Customer shall pay an increased amount so that after such deduction or withholding the Bank receives and retains a net amount equal to the amount which it would have received and so retained had no such deduction or withholding been made.

15.03 The Customer shall provide the Bank with official receipts evidencing payment of such taxes or similar charges within thirty days after the due date for each payment.

16.      Appropriation

The Bank may appropriate all amounts received in respect of the Customer's obligations and liabilities to the Bank in or towards any part of the Customer's liability in respect of any transaction, dealing or engagement or any account as the Bank may in its absolute discretion from time to time conclusively determine.

17.      Suspense account

The Bank may at any time place any amount received from the Customer or any other person in respect of the Customer's obligations and liabilities to the Bank to the credit of a suspense account without being under any duty to apply such amount towards the payment and discharge of any such liabilities so that the Bank may retain its rights to prove for all amounts due to the Bank from the Customer or any other person liable for the obligations and liabilities of the Customer to the Bank in the event of any composition or arrangement in relation to the Customer or any such person.

18.      New accounts

After the bank has made demand upon the Customer the Bank may at any time rule off the Customer's accounts and open any new accounts so that subsequent payments to the Bank do not operate to reduce the Customer's liability. Whether or not the Bank opens such new accounts, it shall nevertheless be treated as having done so.

19.      Security

19.01 The Customer shall furnish upon demand such further security in such form and value as may be required by the Bank from time to time in amounts and/or values sufficient at all times in the Bank's opinion to secure any or all of the Customer's obligations and liabilities to the Bank whether actual or contingent, future or otherwise and if required by the Bank shall register or procure the registration thereof with the appropriate authorities.

19.02 All payment orders will be transmitted to the Bank in compliance with the security procedures established between the Bank and the Customer. The Customer will disclose these procedures only to its authorized representative(s) and establish internal controls to protect them from unauthorized disclosure. These procedures may be changed from time to time and the Bank will do so immediately at the Customer's request if the Customer knows or suspects that they have become known by unauthorized persons. The Bank will be entitled to presume that all payment orders which comply with security procedures are being transmitted by authorised representatives of the Customer.

20.      Insurance

The Customer undertakes to insure fully against all risks with insurance companies acceptable to the Bank the goods and such of the Customer's property as is in any way charged in the Bank's favour. In the case of loss or destruction the amount due under any such insurance shall be paid over to he Bank; in the case of damage the amount due under any such insurance shall, unless otherwise agreed by the Bank be applied in repairing or reinstating the insured property. The Customer further undertakes to lodge any and all policies and premium receipts evidencing such insurance with the Bank if so required with the Bank's interest duly endorsed and authorizes the Bank to collect the amounts due under any policy or policies of insurance. If the Customer defaults in effecting of keeping up any such insurance or in producing any policy or policies to the Bank or if any insurance effected by the Customer is insufficient in the Bank's opinion, the Bank shall have the full power to insure in such sum as it shall think fit and moneys expended by the Bank for such insurance shall be paid forthwith to it by the Customer and may be debited to the Customer's account.

B.       COMMERCIAL BUSINESS

Where the Customer and the Bank enter into any of the following arrangements:-

         (a) for depositing any negotiable instruments, documents of title, shares, stocks or other securities with the Bank;

         (b) for negotiating or purchasing from the Customer documents and/or drafts relating to letters of credit;

         (c)      for issuing by the bank letters of guarantee or indemnity;

         (d) for the Bank collecting on the Customer's behalf documents and/or drafts;

         (e)      for cheque discounting;

         (f)      for releasing documents of title to the Customer;

         (g)      for the Bank issuing letters of credit;

then the Customer agrees that the following conditions in this Section B shall also apply:-

21.      Pledge

21.01 All bills of exchange, promissory notes and negotiable instruments of any description, all bills of lading, dock warrants, delivery orders, warehouse warrants and receipts and other documents of title or documents relating to goods and all policies and certificates of insurance, stocks, shares and securities whatsoever and the goods relating thereto, and any goods which are now or may at any time hereafter be in the Bank's possession or held in its name or its order or deposited or lodged with the Bank or its agents or representatives or correspondents or transferred to the Bank, or its nominees by the Customer or by others in the Customer's name or for the Customer's account whether for safe custody, collection, security or for any specific purpose or generally are hereby pledged to the Bank and shall not be subject to any encumbrance in favour of any other person. The pledge hereby granted is a continuing security for the due payment to the Bank and the satisfaction and discharge of the Customer's obligations and liabilities to the Bank.

21.02 The Bank may take possession of (whether by opening any safe deposit or otherwise) sell dispose of or otherwise deal with any such assets as and when in such manner upon such terms (including price) and by whatever means and to whoever the Bank thinks fit without prior notice to the Customer or any other person. The Bank may apply the net proceeds of any such sale, disposition or dealing in or towards discharge of the Customer's obligations and liabilities to the Bank. The Bank may, but shall not be obliged to, release any such assets to the Customer against trust receipts.

22.      Negotiation

Where there are discrepancies between any documents and/or drafts presented by the Customer to the Bank for payment purchase or negotiation and the terms of the applicable letters of credit or authorities to pay, irrespective of when such discrepancies are discovered, the Customer agrees to refund to the Bank on demand all money paid or expended by it in respect of such documents and/or drafts and the Bank and its correspondents are hereby authorized to give the drawees and paying of reimbursing banks such indemnities for all losses and consequences arising from such discrepancies as they may require and the Customer shall indemnify the bank on demand for all liabilities, losses, costs and expenses whatsoever which including legal fees may be incurred, sustained or suffered by the Bank, and/or its correspondents arising from such indemnities.

23.      Guarantees and Indemnities

23.01 If at the request of the Customer the Bank countersigns or issues any guarantees or indemnities whatsoever including without limitation bonds or standby letters of credit, the Customer shall indemnify the Bank against all liabilities, losses, costs and expenses whatsoever including legal fees arising by reason of the Bank having countersigned or issued such guarantee or indemnities and shall pay to the Bank on demand all moneys paid or expended by it by reason of or in respect of any guarantees, indemnities bonds or standby letters of credit signed or issued by it at the Customer's request.

23.02 Where guarantees or indemnities are issued by the Bank relate to the release of goods without documents of title, the Customer shall endeavor to obtain the bills of lading and/or other documents of title to the relevant goods and upon their receipt shall procure the Bank's release from it's guarantee or indemnity and the return of the relevant document for cancellation. The Customer further authorises the Bank to endorse in the Customer's name all relevant bills of lading so that they may be delivered directly by the Bank to shipping companies and/or their agents and/or forwarding agents as aforesaid and in order to give effect to this, in the case of shipments under letters of credit the Customer undertakes to disregard all discrepancies (if any) between the shipping documents received and those called for by the relevant letter of credit and to accept all such shipping documents as if they were all the documents and the only documents called for by the relevant letter of credit.

23.03 Without prejudice to the Customer's indemnity herein against all losses or damages, the Bank is authorized at its discretion to debit any account of the Customer for or with the amount of all moneys which are paid of expended by the Bank in respect of such documents and/or drafts or goods without demand or notice and the Customer undertakes to deposit with the Bank immediately on demand by the Bank such sums as the Bank may consider itself to be liable for in respect to such guarantees or indemnities until they are released and returned to the Bank or until such time as the Bank considers that the liabilities thereunder are no longer outstanding.

24.      Collection

24.01 Where the Banks makes upon the Customer's request any collection on any documents and/or drafts, the Customer agrees that, if credit has been given by the Bank for any such documents and/or drafts, such credit is conditional and is subject to collection and receipt by the Bank of full payment of such documents and/or drafts and in the absence of such collection and receipt by the Bank the Customer agrees to reimburse the Bank upon demand for the amount so advanced. In receiving any items for deposit or collection, the Bank assumes no responsibility beyond the exercise of reasonable care. All items which are credited are so credited subject to actual payment in cash and the Bank will not be liable in any way whatsoever for the default or negligence of it's correspondence or for any losses in transit and each such correspondent shall not be liable except for its own negligence. The Bank or any of its agents may accept a draft or credit as conditional payment in lieu of cash settlement of any obligation but the Customer's obligation to the Bank will not be discharged until the Bank has duly received payment on such draft or credit.

24.02 Each collection shall be subject to the Uniform Laws for Collections, International Chamber of Commerce Publication No.322, as from time to time amended.

25.      Cheque Discounting

In the event that the bank agrees to enter into discounting arrangements with the Customer or into any arrangements involving or including the purchase by it of negotiable instruments, the Customer hereby guarantees the full payment at maturity of all such instruments discounted or purchased by the Bank under such arrangements and the Customer hereby agrees to indemnify the Bank in respect of all monies, costs, charges and expenses including legal fees incurred by the Bank in connection with such arrangements and to enter into or procure the entering into of such further guarantees and/or indemnities as the Bank may require in connection therewith. The Bank shall not be obliged to give notice of dishonor and/or note and protest any dishonored and negotiable instruments.

26.      Letters of Credit

26.01 All letters of credit opened or confirmed on the Customer's application shall be subject to Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as amended from time to time. As between the Customer and the Bank in the event of any conflict between the said Uniform Customs and any of these conditions, these conditions shall prevail.

26.02 Neither the Bank nor it's agents shall be in any way responsible for the description, quality, fitness for use, quantity, value or delivery of any goods, nor the correctness, genuineness, regularity or validity of any documents and/or drafts nor for their failure to conform to the descriptions contained in any documents, nor for general or particular conditions stipulated in any documents, nor from any delay or deviation from instructions with regard to shipments and no obligation of the Customer to the Bank shall be affected thereby. Further, the Bank and/or it's agents, acting bona fide, shall be entitled to honour drafts drawn under any letter of credit opened by it at the Customer's request notwithstanding that it and/or its agents or correspondents are not obliged to honor such drafts on the grounds that there are discrepancies between the documents required to be presented under such letter of credit and the documents actually presented under such letter of credit. The existence of such discrepancies of any nature whatsoever shall not affect in any way the Customer's liabilities to the Bank in respect of or arising out of such letter of credit.

26.03 Where the Customer applies to the Bank for a pre-export loan, the Customer undertakes to present or procure presentation to the Bank the documents and/or drafts for negotiation properly drawn and conforming to the terms of the letter of credit referred to in the application, as soon as available and in any case not later than the date fixed in the Customer's application as approved by the Bank. In the event that the required documents and/or drafts are not delivered to the Bank upon such date, the Customer further undertakes to repay in full immediately to the Bank the amount advanced and all interest accrued thereon without notice from or demand from the Bank.

26.04 The Banks shall not be responsible for other than the exercise of reasonable care in respect of any goods, documents or items in its possession and shall not be liable in any way whatsoever for the default or negligence of any agent or correspondent or for any loss in transit.

C.       GENERAL

27.      Default

Without prejudice to any rights of the Bank pursuant to Clause 2, Clause 28 and/or any other agreement entered into with the Customer to make demand at any time and/or to take the actions referred to in subparagraphs (a) and (b) below at any time, upon the occurrence of any of the following events:-

27.01 The failure by the Customer to pay on demand or when otherwise due any amount (whether in respect of principal interest or otherwise ) owed to the Bank or to any Associate Bank.

27.02 The failure by the Customer, duly and punctually, to perform or discharge any other duty or liability under any agreement between the Customer and the Bank or which the Customer has otherwise undertaken to the Bank and if (in the opinion of the Bank) such failure is capable of remedy, it shall continue for ten (10) days after the Bank shall have given to the Customer notice of such failure.

27.03 Any deterioration or impairment (in the Bank's opinion) of any security granted to the Bank under any agreement or arrangement between the Bank and the Customer or any part thereof or any decline or depreciation in the Bank's opinion in the value or market price thereof (whether actual or reasonably anticipated).

27.04 Any license consent or approval of any public, governmental or judicial authority or agency at any time necessary in connection with the execution, delivery, validity, or enforceability of any agreement or arrangement between the Customer and the Bank or to enable the Customer to perform and discharge its duties and liabilities under any such agreement or arrangement shall be revoked or withheld or terminated or materially modified or shall expire or shall otherwise not be granted or fail to remain in full force and effect.

27.05 Any representation, warranty or statement made or implied by the Customer in any agreement between the Customer and the Bank or otherwise given by the Customer to the Bank or any notice, certificate, statement or opinion referred to, delivered or made in or in connection with any such agreement shall be incorrect or inaccurate when made in any material respect.

27.06 Any other indebtedness (whether arising from a loan guarantee or otherwise of the Customer becoming due and payable or, with the giving of notice and/or lapse of time, capable of being declared due and payable prior to its stated date of maturity by reason of any circumstances entitling the creditor(s) of the Customer to declare such indebtedness due and payable or not being paid when due or to the Customer being in breach or default under any agreement, charge or other document under or pursuant to which such indebtedness incurred.

27.07 The Customer declaring a general moratorium on the payment of its indebtedness.

27.08 A winding up petition being presented in any court or a meeting being convened for the purpose of considering a resolution for the winding up of the Customer or the Customer otherwise entering into liquidation or dissolution, or proceedings being commenced by or against it under any reorganization, arrangement, readjustment of debts, dissolution or liquidation law or regulation in any jurisdiction to which the Customer or its assets are subject.

27.09 An encumbrancer taking possession or a trustee, administrator, administrative receiver, receiver or similar officer being appointed of the whole or a material (in the opinion of the Bank) part of the assets or undertaking of the Customer.

27.10 The Bank becoming aware of any circumstances which lead the Bank to believe that a petition for an administration order under Section 9 of the Insolvency Act 1986 may be presented to the Court in respect of the Customer or such a petition is presented to the Court in respect of the Customer.

27.11 Any distress or execution being levied or enforced against a material (in the opinion of the Bank) part of the property and assets of the Customer and such distress or execution not being withdrawn or discharged within five (5) days.

27.12 The Customer stopping payment, being unable to or admitting its inability to pay its debts as they fall due or the Bank becoming aware of any circumstances which lead the Bank to believe that the Customer will not, or will not be able to, pay its debts as they fall due, whether owed to the Bank, any Associate Bank or otherwise.

27.13    The Customer ceasing or threatening to cease carrying on business.

27.14 The death of the Customer, the appointment of a receiver or trustee over any of the revenues or assets of the Customer, the commission of any act of bankruptcy by the Customer, any general assignment by the Customer for the benefit of creditors, the commencement of negotiations by the Customer with any one or more of its creditors with a view to the general rescheduling of the Customer's indebtedness, the filing of any petition in bankruptcy of, by, or against the Customer.

27.15    The occurrence of any of the events referred to in sub-clauses 25.07 to
         25.14 above of any accommodators of bills, sureties or guarantors of any obligation of the Customer to the Bank or any endorser of any bill of exchange, note instrument or other documents evidencing any obligation of the Customer to the bank.

27.16 There being a transfer or disposal of all or substantial part of the assets of the Customer whether by one or a series of transactions whether related or not at less than a fair market value.

27.17 There being a change in the ultimate control or beneficial ownership of the Customer.

27.18 Any governmental authority or any person or entity acting or purporting to act under any governmental authority shall have taken any action in order to condemn, cease or appropriate or to assume custody or control of the Customer or of all or any substantial part of its property or assets or shall have taken any action to curtail the Customer's authority in The overall conduct of its business of operations.

27.19 The Customer fails to comply with applicable environmental laws or environmental licenses where such non compliance might have a material adverse effect on its business, assets or financial condition

27.20 It becomes unlawful or impossible for the Customer or for any third party guaranteeing or otherwise securing any of the Customer's obligations owed to the Bank (including without limitation pursuant to any guarantee or debenture) to perform any of its obligations hereunder or under such security document, as the case may be. or any such security ceases to be continuing or in full force or effect or is terminated or the validly of applicability thereof to any sums due or to become due by the Customer to the Bank is disaffirmed by or on behalf of the Customer or any such third party.

27.21 The occurrence of a material adverse change (in the Bank's opinion) in the business, assets or financial condition of the Customer.

Then in any such case and at any time thereafter the Bank may by notice to the Customer:-

         (a) declare all of the Customer's obligations and liabilities to the Bank for the payment of money whether present or future actual or contingent, joint or several to be immediately due and payable, whereupon the same shell become so due and payable; and/or

         (b) cancel all credit and other facilities and accommodation provided by the Bank to the Customer. In any such case the Customer shall pay to the Bank immediately available funds an amount equal to the aggregate of all the Customer's indebtedness to the Bank including amounts sufficient to cover all of the Customer's liabilities (both actual and contingent and whether or not matured) to the Bank which sums shall be credited forthwith to a blocked non-interest bearing deposit account with the Bank in the Customer's name and the Customer agrees that such sums may be applied in fulfillment pro tanto of the Customer's liabilities and obligations to the Bank on any account and in any order chosen by the Bank.

28.     Termination of business relationship

28.01 The Bank reserves the fight at any time and at its discretion to terminate its relationship with the Customer and in particular to cancel credit facilities which it has granted and to demand repayment of amounts owing by the Customer without further notice

28.02 Where an account has not been operated for a period of more then twelve months, the Bank may without further notice close the account. The Bank may close any account of the Customer after giving written notice to the Customer and any credit balance on the closed account will be forwarded by cheque to the Customer at its address last provided to the Bank in writing.

29.      Powers of the Bank

Each of the rights, powers and remedies given to the Bank hereunder shall be in addition to all other rights, powers and remedies given to the Bank by virtue of any other agreement, security, statute or rule of law or equity and provided the Bank exercises the rights, powers or remedies given to it hereunder or otherwise in the bona fide belief that the Customer is under a liability to the Bank of any kind, it shall be exempted from liability of any nature whatsoever in respect thereof in the event that such exercise is eventually considered by the Bank or found or adjudged to be wrongful or unjustified.

30.      Partnership

30.01 If the Customer is a partnership, the retirement of a partner or the addition of any new partner shall not affect the joint and several liability of the partners; in the case of the death of a partner, the liability of the estate of the deceased partner to the Bank shall cease only with regard to transactions with the Bank subsequent to the receipt by the Bank of a written notice of the death of the deceased partner. Where a partner ceases to be a member of the partnership for any reason the Bank may treat the surviving or continuing partners as having full power and authority to carry on the business of the partnership.

30.02 The authority granted pursuant to any mandate provided to the Bank and its provisions shall remain in full force and affect and bind the partners jointly and generally notwithstanding any change in the constitution, name or membership of the partnership by reason of death, bankruptcy, retirement or otherwise or the admission of any new partner or modification or termination of any powers of any partner.

31.      Submission of financial data

Where the Customer is a limited Company, business or partnership, the Customer undertaker to submit, if required by the Bank, any current financial statements duly audited by qualified auditors and to notify the Bank immediately of any significant changes ire the extent, character or any other aspect of the Customer's financial status.

32.      Disclosure

32.01 The Bank is authorized to disclose the Customer's financial statements and any information regarding the Customer's account or dealings with the bank in such terms as it deems appropriate, to any Associate Bank.

32.02 The bank may give references to third parties in such terms as it deems appropriate.

33.      Application and Alteration

33.01 These General Conditions shall govern the operation of all accounts of the Customer with the Bank and all transactions, dealings and arrangements between the Customer and the Bank whether or not specifically referred to or incorporated therein. Furthermore, each of the rights, powers and remedies given to the Bank hereunder or which are expressed to be applicable to these General Conditions shall (so far as the context shall permit) equally be applicable to and enure for the benefit of any such transaction, dealing or arrangement aforesaid and any agreement entered into in relation thereto. However, the express provisions of any agreement or other document entered into between the Bank and the Customer in relation to any such transaction dealing or arrangement shall prevail in the event of any conflict between such provision and these General Conditions.

33.02 The Bank reserves the right to change these General Conditions and a circular letter to the Customer of a notice posted at any branch of the Bank shall constitute sufficient notice to the Customer of any such change.

34.      Waivers

No waiver or release of any of the rights powers or privileges of the Bank or any consent to be given by the Bank shall be valid unless in writing signed by a duly authorized officer of the Bank. No failure or delay, on the part of the Bank to exercise any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial excrete preclude any other or further exercise thereof or the exercise of any other fight or power.

35.      Exclusion Of Liability

35.01 The Customer agrees that the Bank shall in no circumstances whatsoever be liable to the Customer or other parson for:-

         (a) the validity, authenticity, accuracy or enforceability of any certificate or document received by the Bank pursuant to or in connection with any bank guarantee, indemnity, counter indemnity, documentary credit, undertaking or other document or engagement issued or accepted by the Bank at the request of the Customer or any other person at whose request the Customer has instructed the Bank in writing to issue any of the foregoing and the Bank shall have the right to assume that all certificates and documents presented to it are valid authentic and accurate and are what they purport to be;

         (b) any damage, detention, loss or deterioration of any goods or property held by the Bank or to which it is entitled as security for any obligation or liability of the Customer or for the quantity, quality, condition, packing. value, delivery or insurance thereof; of

         (c) any error, negligence, neglect, default, omission or insolvency of any of the Bank's agents in any manner connected with any such goods or property.

35.02 The Customer shall have no claim against the Bank for any loss arising out of the disposal or sale of any goods, property, securities and other assets and rights held by the Bank as security for any obligation or liability of the Customer (including a sale at less than market value) unless the Bank acted in bad faith. The Bank shall not be liable for negligence in relation to any sale whether of itself or any agent or receiver appointed by it.

35.03 The Bank shall have, no liability in respect of negligent or incorrect advice or information given by its officers in relation to the activities of the Customer or otherwise except to the extent of the fees (if any) charged by the Bank for the provision of that advice or information.

35.04 The Bank shall in no circumstances whatsoever be liable to the Customer or any other person for consequential loss or loss of profit.

36.      Remedies cumulative

The remedies of the Bank provided herein are cumulative and are not exclusive of any remedies provided by law or contract.

37.      References to more than one Customer

Where the Customer consists of more than one person, reference to the Customer shall where the context admits, also take effect as references to each of the persons who constitute the Customer and their liability shall be joint and several. If these General Conditions are not signed by or valid and enforceable against any one or more of the persons constituting or purporting to constitute the Customer or if these General Conditions or any of their provisions are not or cease to be binding upon any one or more of them, none of the others shall be released from any obligation or liability hereunder. The Bank may release or make any arrangements with any of them without hereby releasing, exonerating or limiting its rights against the other or others of them.

38.      Constitution of the Bank

These General Conditions shall continue in full force and effect notwithstanding any change in the name or constitution of the Bank or by its amalgamation or merger with any other body of company and references to the "Bank" in these General Conditions include its successors and assigns. The Customer agrees to be bound by these General Conditions in respect of all of its liabilities to the Bank including indebtedness and liabilities incurred after any amalgamation, merger or assignment.

39.      Assignment by the Bank

In the event that the Customer's obligations or liabilities to the Bank or any part thereof are assigned or transferred by the Bank then the Bank may assign the benefit of these General Conditions to the assignee or transferee and the bank may disclose to any intending assignee or to any other person who may propose to enter into contractual relations with the Banks in relation thereto such information about the Customer as the Bank may consider appropriate.

40.      Partial invalidity

In the event that any term of condition of these General Conditions is rendered or declared invalid or unenforceable in whole or in part by any statute, rule or regulation or any decision of any court or tribunal of competent jurisdiction then such determination or declaration shall not affect the validity of the other terms and conditions hereof which (save as aforesaid) will remain in full force and effect.

41.      Representations of the Customer

The Customer hereby represents to this Bank that:-

41.01 in the case of any Customer which is a company, it is duly formed and existing under the laws of the country in which iris incorporated and the execution and performance of these General Conditions has been properly approved and authorised by resolution of the directors and (if requested by the Bank) the shareholders of the Customer and all other necessary corporate action and does not contravene the Memorandum and Articles of Association (or the equivalent corporate documents) of the Customer and it has power to execute these General Conditions and to perform and discharge its duties and liabilities hereunder and no limitation on its powers to borrow or give indemnities will be exceeded as a result of it entering into these General Conditions.

41.02 it is not insolvent (as defined by the Insolvency Act 1986) and is able to pay its debt, as they fall due.

41.03 all financial and other information provided by the Customer to the Bank is true and accurate in all material respects and is not misleading.

41.04 these General Conditions are in proper form for their enforcement in the courts of England and constitute legally binding duties and liabilities of the Customer enforceable in accordance with their terms.

41.05 the choice of English law as the applicable law of these General Conditions and the submission by the Customer to the jurisdiction of the English courts is valid an binding.

41.06 the Customer has no right to claim any immunity in relation to itself or its assets under any law or in any jurisdiction in connection with any legal proceedings, set-off or counterclaim relating to its obligations and liabilities to the Bank or in connection with the enforcement of any judgement or order arising from such proceedings.

42.      Undertakings of the Customer

The Customer hereby warrants and undertakes with the Bank that until the relationship between the Bank and the Customer is terminated:-


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

42.01 it will obtain and maintain or take reasonable steps to cause to be obtained and maintained in full force and effect all licenses, consents and approvals of public governmental and judicial authorities and agencies necessary for the Customer to enter into and perform and discharge its obligations and liabilities to the Bank and the Customer will comply with all conditions and restrictions imposed by every such license consent and approval.

42.02 it will promptly inform the Bank of any occurrence including (without limitation) any action, suit, or proceedings commenced or threatened against the Customer before any court, arbitration tribunal or administrative agency if which it becomes aware which in its reasonable opinion might result in a material adverse change in the financial position, business or assets of the Customer or adversely affect its ability to perform or discharge its duties and liabilities to the Bank.

42.03 it will deliver to the Bank all such financial and other information as the Bank may from time to time properly request and without prejudice to the generality of the foregoing it will inform the Bank of any material alteration in its corporate structure.
43.      Indemnity

The Customer hereby undertakes to indemnify and keep indemnified the Bank from and against all loss or liability of any nature which it may suffer or incur as a result of any of the representations, warranties and undertakings given by the Customer in Clauses 41 and 42.

44.      Applicable law

44.01 The law applicable to these General Conditions and each other Bank Document shall be the law of England and Wales.

45.      Notices

45.01 Every notice, demand or other communication under any Bank Document shall be in writing and may be given of made personally or by first class prepaid mail or facsimile message.

45.02 Any demand for payment and every other notice, or communication shall be sent to the Customer at such other address as specified in the General Conditions (or at such other address as may be specified in any document to which these General Conditions apply) and shall be deemed to have been received in the case of personal delivery, when so delivered, in the case of a facsimile message at the time it is transmitted (but in case is delivered or transmitted outside normal business hours the same shall be deemed to be received on the next business day immediately following) or, if sent by first class post to an address outside the United Kingdom, or on an expiry of forty-eight hours after the same is posted or, if sent by airmail post to an address outside the United Kingdom, seven days after the same is posted.

45.03 Where the Customer consists of more than one person any notice. demand or other communication shall be deemed to have been sent to each of them it sent to any one of them.

45.04 Every notice or communication shall be sent to the Bank at I Bishopsgate, London EC2N 3AB, facsimile no. 0171 929 4644 (or the address of the Bank's principal place of business in England for the time being as registered at the Companies Registry) and will only be effective on receipt thereof by the Bank. The Bank shall have the right to rely on any notice or communication sent of given or purporting to have been sent or given by the Customer whether by telephone, facsimile, post or any other means of communication and to assume the validity and accuracy of such notice or communication which shall be binding on the Customer.

The Customer hereby agrees to be bound by these General Conditions (subject to amendments and additions as provided herein).

Signed for and on behalf of the Customer in the presence of:-

                                  /s/ C.V. Balakrishnan               (Director)
                                  ------------------------------------
                                  (Signature(s) of person(s) authorized to sign)

/s/ Christopher Kirrane
-------------------------------   ---------------------------------------------
(Signature of Witness)            (Print name(s) of authorized person(s))



-----------------------------------------------
(Print name, address and occupation of witness)



2 NEWTON DRIVE
GREENMOUNT
BURY
BL8 4D4
GROUP FINANCIAL CONTROLLER



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